UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On February 9, 2006, Corrections Corporation of America, a Maryland corporation (the “Company”), issued a press release announcing its 2005 fourth quarter and year end results. A copy of the release is furnished as a part of this Current Report as Exhibit 99.1 and is incorporated herein in its entirety by this reference. The release contains certain financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles, or GAAP, which the Company believes is useful to investors and other interested parties. The Company has included information concerning this non-GAAP information in the release, including a reconciliation of such information to the most comparable GAAP measures, the reasons why the Company believes such information is useful, and the Company’s use of such information for additional purposes.

     The information in this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this report that is required to be disclosed solely by Item 2.02. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report is current only as of February 9, 2006 and may change thereafter.

Item 9.01. Financial Statements and Exhibits

     (c)  The following exhibit is furnished as part of this Current Report pursuant to Item 2.02:

Exhibit 99.1 - Press Release dated February 9, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 9, 2006	CORRECTIONS CORPORATION OF AMERICA

By: /s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 9, 2006